CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Ingenuity Capital Trust, and to the use of our report dated November 12, 1999 on the statement of assets and liabilities of The Medical Specialists Fund, a series of shares of the Ingenuity Capital Trust. Such statement of assets and liabilities is incorporated by reference in such Registration Statement.



                                                 TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
NOVEMBER 12, 1999